UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                  July 5, 2006



                          Address of principal
Exact name of registrant  executive offices;        State or other jurisdiction
registrant as specified   zip code; registrant's    of incorporation or
in its charter;           telephone number,         organization; IRS Employer
Commission File No.:      including area code:      Identification No.:
------------------------  ----------------------    ---------------------------

Duquesne Light            411 Seventh Avenue        Pennsylvania
Holdings, Inc.            Pittsburgh, PA  15219     25-1598483
1-10290                   412-393-6000




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.
                  -------------------------------------------

        Duquesne Light Holdings, Inc. ("Holdings"), a Pennsylvania corporation, announced that it has entered into an Agreement and Plan of Merger, dated as of July 5, 2006 (the "Merger Agreement"), with Castor Holdings LLC, a Delaware limited liability company ("Castor"), and Castor Merger Sub Inc., a Pennsylvania corporation and wholly-owned subsidiary of Castor ("Merger Sub"), pursuant to which Merger Sub will merge with and into Holdings (the "Merger"), with Holdings continuing as the surviving corporation and as a wholly-owned subsidiary of Castor.

        Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, no par value, of Holdings, other than any such shares owned by Holdings, Castor or any of their respective subsidiaries (other than those held by Duquesne Light Company), shall be cancelled and shall be converted automatically into the right to receive $20.00 in cash, without interest. Also pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding option to acquire shares of Holdings common stock under any employee stock option or incentive plan will be cancelled in exchange for the right to receive, for each share of common stock issuable upon exercise of such option, cash in the amount of the excess, if any, of $20.00 over the exercise price per share of any such option.

        Holdings and its subsidiaries are prohibited from soliciting or participating in any discussions regarding an acquisition proposal, which includes any inquiries or proposals with respect to a merger, consolidation or similar transaction involving all or any significant portion of the assets or equity securities of Holdings or any of its subsidiaries (an "Acquisition Proposal"), unless, prior to securing shareholder approval of the Merger, Holdings' board of directors determines that, based on the advice of outside counsel, it is necessary to engage in such discussions to avoid a breach of the board's fiduciary duties. The Merger Agreement provides that unless a Superior Proposal (as defined below) exists, the board of directors may not (i) withdraw or modify (or publicly propose to withdraw or modify) its approval or recommendation of the Merger or the adoption at a special meeting of the shareholders called to approve the Merger, (ii) approve or recommend (or publicly propose to approve or recommend) any Acquisition Proposal from a party other than Castor, or (iii) cause Holdings to enter into any agreement related to an Acquisition Proposal from a party other than Castor. Under the Merger Agreement, a bona fide written offer by a third party to acquire more than fifty percent of the equity securities of Holdings or all or substantially all of the consolidated assets of Holdings, which Holdings' board of directors determines in good faith (x) to be more favorable from a financial point of view to Holdings' shareholders after consideration of the Merger and the transactions contemplated in the Merger Agreement, (y) to be more favorable to Holdings than the Merger and the transactions contemplated in the Merger Agreement after taking into account any additional constituencies (including shareholders) and other pertinent factors permitted under Pennsylvania law, and (z) to constitute a transaction that is reasonably likely to be consummated on the terms proposed by the third party, taking into account all legal, financial, regulatory and other aspects of the proposal, would constitute a superior proposal (a "Superior Proposal").

        Subject to certain limitations, however, if a Superior Proposal exists, Holdings' board of directors may, prior to securing shareholder approval of the Merger, withdraw or modify its approval or recommendation of the Merger and/or approve or recommend the Superior Proposal or terminate the Merger Agreement and concurrently cause Holdings to enter into an acquisition agreement for the

Superior Proposal. If the board of directors authorizes Holdings to enter into a binding written agreement related to a Superior Proposal, Holdings has agreed to provide Castor with the acquisition agreement, any material terms and conditions not contained therein and the identity of the proposing party. Castor will then have five business days to make a counteroffer that is at least as favorable to Holdings from a financial point of view as the Superior Proposal. Holdings may not enter into a binding acquisition agreement until at least the sixth business day after providing the notice (contemplated above) to Castor.

        The Merger Agreement contains termination rights for both Holdings and Castor, and further provides that, upon termination of the Merger Agreement under specified circumstances, including (a) by Holdings accepting an Acquisition Proposal, (b) Holdings' board withdrawing or modifying its approval or recommendation of the Merger, approving or recommending entering into an agreement with a party other than Castor, or failing to take a vote of Holdings' shareholders, and (c) the failure to obtain Holdings' shareholder's approval of the Merger, Holdings may be required to pay Castor a termination fee equal to $40 million in cash plus certain documented out-of-pocket expenses and fees incurred by Castor not in excess of $10 million. Castor may be required to pay Holdings an amount equal to all documented out-of-pocket expenses incurred by Holdings not in excess of $10 million if the Merger Agreement is terminated due to a breach of Castor's or Merger Sub's representations, warranties and covenants. Holdings is also entitled to terminate the Merger Agreement if the Stock Purchase Agreement (described below) is terminated or the Purchasers (as defined below) fail to consummate the transactions contemplated thereby, provided that Holdings exercises this right within five business days' of the Stock Purchase Agreement's termination or the Purchasers' failure to consummate the transactions contemplated thereby.

        The consummation of the Merger is subject to the satisfaction or waiver of certain closing conditions, including, without limitation, the approval of the transaction by the affirmative vote of a majority of the votes cast by Holdings' shareholders entitled to vote thereon, a separate approval of the transaction by the affirmative vote of a majority of the votes cast by Holdings' shareholders entitled to vote thereon (other than those held by Castor, any members of Castor and their respective affiliates), the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the receipt of required regulatory approvals. The Merger Agreement also contains customary representations, warranties and covenants of both Castor and Holdings. The Merger is not subject to a financing condition.

        Holdings and two of Castor's members, DUET Investment Holdings Limited ("DUET") and IFM (International Infrastructure) Wholesale Trust ("IFM", and together with DUET, the "Purchasers"), also entered into a Stock Purchase Agreement, dated as of July 5, 2006 (the "Stock Purchase Agreement"), pursuant to which the Purchasers will acquire, and Holdings will issue to the Purchasers, up to an aggregate number of shares of Holdings common stock equal to 9.99% of the issued and outstanding shares of common stock. The Purchasers will pay $16.00 per share so issued. Holdings intends to use the proceeds from this issuance for capital expenditures, including to help finance the acquisition of interests in the Keystone and Conemaugh power plants, as previously announced, and working capital.

        The consummation of the sale of securities to the Purchasers pursuant to the Stock Purchase Agreement is subject to the satisfaction of customary closing conditions. In the event that the termination or expiration of the waiting period under the HSR Act with respect to the transfer of the shares of common stock to be sold to DUET has not occurred prior to the satisfaction of all other closing conditions, the Stock Purchase Agreement provides that, in lieu of 3,275,077 shares of common stock to be otherwise sold to DUET under the Stock Purchase Agreement, DUET will acquire, and Holdings will issue to DUET, 3,275.077 shares of a new series of preferred stock, without par value, of Holdings ("Series B Preferred Stock"). The terms of the Series B Preferred Stock, if issued, will provide that the Series B Preferred Stock is generally not entitled to vote on any matter and that each share of Series B Preferred Stock is automatically convertible into 1,000 shares of Holdings common stock, subject to adjustment, upon either (i) the later of (x) the termination or expiration of the waiting period under the HSR Act contemplated above and (y) the approval of the Federal Energy Regulatory Commission contemplated by the Stock Purchase Agreement, or (ii) the transfer of the Series B Preferred Stock to any entity that does not have the same "ultimate parent entity" as DUET for HSR Act purposes. In addition, the terms of the Series B Preferred Stock, if issued, will allow the Company to redeem any shares of the Series B Preferred Stock that is outstanding in the event the Merger Agreement is terminated.

        The Stock Purchase Agreement also contains representations and warranties of both the Purchasers and Holdings that are consistent with the representations and warranties made by Castor and Holdings, respectively, in the Merger Agreement. The Stock Purchase Agreement may be terminated (i) by the Purchasers if the closing has not occurred and the Merger Agreement is terminated for any reason or by Holdings if the closing has not occurred and the Merger Agreement is terminated due to Parent's breach thereof, or (ii) by either the Purchasers or Holdings if the closing under the Stock Purchase Agreement has not occurred on or prior to August 15, 2006.

        The foregoing descriptions of the Merger Agreement and Stock Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Stock Purchase Agreement, which are filed as exhibits hereto, and are incorporated herein by reference.

ADDITIONAL INFORMATION

        In connection with the proposed merger, Holdings will file a proxy statement with the Securities and Exchange Commission. SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Holdings at the Securities and Exchange Commission's web site at www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from Holdings by directing such request to, if by mail, Duquesne Light Holdings, Inc., Attn: Corporate Secretary, 411 Seventh Avenue, Pittsburgh, PA 15219, or if by telephone, Duquesne Light Holdings, Inc., Shareholder Relations Department, (800) 247-0400, or if in the Pittsburgh area, (412) 393-6167.

        Holdings and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of such directors and executive officers is included in the Company's Proxy Statement for its 2006 Annual

Meeting of Stockholders filed with the Securities and Exchange Commission on April 28, 2006, and information concerning all of the Company's participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission's web site at www.sec.gov and from Holdings by directing such request to, if by mail, Duquesne Light Holdings, Inc., Attn: Corporate Secretary, 411 Seventh Avenue, Pittsburgh, PA 15219, or if by telephone, Duquesne Light Holdings, Inc., Shareholder Relations Department, (800) 247-0400, or if in the Pittsburgh area,
(412) 393-6167.

Item 9.01.        Financial Statements and Exhibits
                  ---------------------------------

(c)      Exhibits

Exhibit Number        Exhibit Description
--------------        -------------------

      2.1 Agreement and Plan of Merger by and among Holdings, Castor and Merger Sub, dated as of July 5, 2006.

     10.1 Stock Purchase Agreement by and among Holdings, DUET and IFM, dated as of July 5, 2006.

     99.1 Press Release, dated July 5, 2006, titled "Macquarie-Led Consortium to Acquire Duquesne Light Holdings for $1.59 Billion; Transaction Enterprise Value of $3.15 Billion".

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                Duquesne Light Holdings, Inc.
                                             ----------------------------------
                                                        (Registrant)

Date     July 6, 2006                                  /s/Mark E. Kaplan
     ----------------                        ----------------------------------
                                                           (Signature)
                                                          Mark E. Kaplan
                                                     Senior Vice President and
                                                      Chief Financial Officer